Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:  Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo to Release Fourth Quarter
Results on January 23, 2012

FOR IMMEDIATE RELEASE:

Glenville, New York – January 12, 2012

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it will release fourth quarter and full year 2011 results after the market close on January 23, 2012.  As noted last quarter, results will normally be released on the 21st of the reporting months (January, April, July and October), or on the next day that equity markets are open if the 21st falls on a weekend or holiday.

A conference call to discuss the results will held at 9:00 a.m. Eastern Time on January 24, 2012.  Those wishing to participate in the call may dial toll-free 1-877-317-6789.  International callers must dial + 1-412-317-6789.   A replay of the call will be available until April 23, 2012 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10008723.

The call will also be audio webcast at: https://services.choruscall.com/links/trst120124.html, and will be available until January 24, 2013.  The earnings press release will be posted on the Company’s Investor Relations website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100465.  Other information, including the Company’s most recent annual report, proxy statement and filings with the Securities and Exchange Commission can also be found at this website.

TrustCo Bank Corp is a $4.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  For more information, visit www.trustcobank.com.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.